Exhibit 1
Joint Filing Agreement
The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of OpGen, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: May 14, 2015

Versant Side Fund III, L.P.

By:  Versant Ventures III, LLC
Its:  General Partner

By:  /s/ Robin L. Praeger
        Authorized Representative

Versant Venture Capital III, L.P.

By:  Versant Ventures III, LLC
Its:  General Partner

By:  /s/ Robin L. Praeger
        Authorized Representative

Versant Ventures III, LLC

By:  /s/ Robin L. Praeger
        Authorized Representative

/s/ Robin L. Praeger as attorney in fact
Brian G. Atwood

/s/ Robin L. Praeger as attorney in fact
Samuel D. Colella

/s/ Robin L. Praeger as attorney in fact
Ross A. Jaffe

/s/ Robin L. Praeger as attorney in fact
William J. Link

/s/ Robin L. Praeger as attorney in fact
Donald B. Milder

/s/ Robin L. Praeger as attorney in fact
Rebecca B. Robertson

/s/ Robin L. Praeger as attorney in fact
Bradley J. Bolzon

/s/ Robin L. Praeger as attorney in fact
Charles M. Warden

/s/ Robin L. Praeger as attorney in fact
Barbara N. Lubash

/s/ Robin L. Praeger
Robin L. Praeger